Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces Third Quarter Fiscal 2011
Results of Operations
Highlights
•	Third quarter fiscal 2011 fee revenue increased 27% to $186.5 million, compared to $146.8 million in the same quarter last year.
•	Q3 FY’11 diluted earnings per share was $0.30, compared to diluted earnings per share of $0.17 in Q3 FY’10. Excluding certain adjustments discussed below, diluted earnings per share was $0.11 in Q3 FY’10.
Los Angeles, CA, March 9, 2011 - Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced third quarter fiscal 2011 diluted earnings per share of $0.30 compared to $0.11 in Q3 FY’10 (excluding a $2.8 million tax benefit and adjustments to previously recorded restructuring charges of $0.3 million). Including these adjustments, diluted earnings per share was $0.17 in Q3 FY’10.
“I continue to be pleased with our performance. The past 90 days brought with it our seventh consecutive quarter of fee revenue growth. We have rebounded substantially faster than the industry,” said Gary D. Burnison, CEO of Korn/Ferry International. “Korn/Ferry’s ongoing success, in an uneven global economic recovery and multi-speed labor cycle, is a testament to the steadfast efforts of our employees across the globe. We will continue to anchor our Company in helping clients better attract, deploy, develop and reward their workforce through the delivery of enterprise-wide talent management solutions.”

Financial Results
(dollars in millions, except per share amounts)

	Third Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Fee revenue	$186.5	$146.8	$547.0	$403.7
Total revenue	$194.1	$152.9	$570.5	$422.7
Operating income (loss)	$20.5	$6.4	$59.6	$(16.3)
Operating margin	11.0%	4.3%	10.9%	(4.1)%
Net income (loss)	$13.9	$7.9	$38.5	$(3.6)
Basic earnings (loss) per share	$0.31	$0.18	$0.86	$(0.08)
Diluted earnings (loss) per share	$0.30	$0.17	$0.84	$(0.08)
Adjusted Results (a):

	Third Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Operating income	$20.5	$6.0	$61.7	$4.2
Operating margin	11.0%	4.1%	11.3%	1.1%
Net income	$13.9	$4.8	$39.8	$6.8
Basic earnings per share	$0.31	$0.11	$0.88	$0.15
Diluted earnings per share	$0.30	$0.11	$0.87	$0.15

(a)	Adjusted results are non-GAAP financial measures that exclude the following:

	Third Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Restructuring (reductions) charges	$—	$(0.3)	$2.1	$20.6
Certain tax adjustments (b)	$—	$(2.8)	$—	$(2.8)

(b)	Includes reversal of a reserve previously taken against an uncertain tax position and an increased valuation allowance related to cash repatriations and foreign tax credits.
Fee revenue was $186.5 million in Q3 FY’11 compared to $146.8 million in Q3 FY’10, an increase of 27% (or an increase of 28%, or $40.5 million, on a constant currency basis), which reflects increases in fee revenue from all segments of the business driven primarily by an 18% increase in the overall number of engagements billed as well as a 7% increase in the weighted-average fee billed per engagement compared to the year-ago fiscal quarter.
Compensation and benefits were $126.1 million in Q3 FY’11, an increase of $23.4 million, or 23% (on both an actual and constant currency basis), compared to $102.7 million in Q3 FY’10. This increase is attributable mainly to an increase in the variable component of compensation when compared to the year-ago fiscal quarter and an increase in worldwide headcount. Variable compensation was lower in Q3 FY’10 compared to Q3 FY’11 due to the challenging economic conditions in Q3 FY’10.
General and administrative expenses were $31.5 million in Q3 FY’11 and $31.6 million in Q3 FY’10. Changes in exchange rates impacted general and administrative expenses in Q3 FY’11 favorably by $0.3 million compared to Q3 FY’10.
Operating income was $20.5 million in Q3 FY’11 compared to $6.4 million in Q3 FY’10 (or $6.0 million excluding recoveries of previously recorded restructuring charges in Q3 FY’10), an increase of $14.1 million (or $14.5 million excluding recoveries of previously recorded restructuring charges in Q3 FY’10).

Balance Sheet and Liquidity
Cash and marketable securities were $303.6 million at January 31, 2011 compared to $296.5 million at April 30, 2010. Cash and marketable securities include $68.6 million and $69.0 million, held in trust for deferred compensation plans, at January 31, 2011 and April 30, 2010, respectively. Cash and marketable securities increased by $7.1 million from April 30, 2010, mainly due to cash provided by operating activities partially offset by bonuses earned in FY’10 and paid in FY’11.
Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	Third Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Fee revenue	$163.1	$129.2	$482.1	$353.8
Total revenue	$169.6	$134.3	$501.5	$369.2
Operating income	$29.1	$18.5	$80.7	$15.1
Operating margin	17.8%	14.3%	16.7%	4.3%

Ending number of consultants	474	483	474	483
Average number of consultants	475	490	475	486
Engagements billed	3,930	3,281	8,853	6,786
New engagements (a)	1,914	1,683	5,774	4,580
Adjusted Results (b):

	Third Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Operating income	$29.1	$18.5	$82.9	$38.5
Operating margin	17.8%	14.3%	17.2%	10.9%

(a)	Represents new engagements opened in the respective period.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net of recoveries, of $2.2 million and $23.4 million during the nine months ended January 31, 2011 and 2010, respectively (see attached reconciliations). There were no adjustments during the three months ended January 31, 2011 and 2010.
Fee revenue was $163.1 million in Q3 FY’11, an increase of $33.9 million ($34.7 million on a constant currency basis), or 26%, when compared to fee revenue of $129.2 million in Q3 FY’10. Fee revenue increased in all regions due to a 20% increase in the number of executive recruitment engagements billed and a 5% increase in the weighted-average fee per engagement billed when compared to Q3 FY’10.
Operating income was $29.1 million in Q3 FY’11 compared to $18.5 million in Q3 FY’10.
The total number of consultants at January 31, 2011 was 474, a decrease of 9 from January 31, 2010.

Selected Futurestep Data
(dollars in millions)

	Third Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Fee revenue	$23.4	$17.6	$64.9	$49.9
Total revenue	$24.5	$18.6	$69.0	$53.5
Operating income	$1.3	$0.6	$3.5	$2.4
Operating margin	5.4%	3.2%	5.3%	4.7%
Adjusted Results (a):

	Third Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Operating income (loss)	$1.3	$0.2	$3.4	$(0.5)
Operating margin	5.4%	1.1%	5.2%	(1.0)%

(a)	Adjusted results are non-GAAP financial measures that exclude recoveries of restructuring charges of $0.1 million and $2.8 million during nine months ended January 31, 2011 and 2010, respectively. Adjusted results for the three months ended January 31, 2010 exclude recoveries of restructuring charges of $0.3 million (see attached reconciliations). There were no adjustments during the three months ended January 31, 2011.
Fee revenue was $23.4 million in Q3 FY’11, an increase of $5.8 million, or 33%, from $17.6 million in Q3 FY’10. The improvement in fee revenue was driven by a 16% increase in the weighted-average fee billed per engagement, as well as a 14% increase in the number of engagements billed.
Operating income was $1.3 million in Q3 FY’11 compared to $0.6 million in Q3 FY’10. Q3 FY’10 operating income includes recoveries of restructuring costs of $0.3 million which primarily relates to lower facility lease costs than originally recorded; without which operating income would have been $0.2 million.
Outlook
Assuming constant foreign exchange rates, stable economic conditions and steady financial markets, Q4 FY’11 fee revenue is likely to be in the range of $183 million to $197 million and diluted earnings per share is likely to be in the range of $0.30 to $0.36.
Earnings Conference Call Webcast
The earnings conference call will be held today at 1:00 PM (EST) and hosted by CEO Gary Burnison, CFO Mike DiGregorio and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.
Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, deploy, develop and reward their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. The statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, our ability to enhance and develop new technology, the successful integration of acquired businesses, our ability to develop new products and services, impairment of goodwill and other intangible assets, deferred tax assets and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include the following:
•	adjusted operating income (loss) and operating margin, adjusted to exclude charges (recoveries) of restructuring charges, net;
•	adjusted net income (loss), adjusted to exclude charges (recoveries) of restructuring charges, net and certain tax adjustments;
•	adjusted basic and diluted earnings (loss) per share, adjusted to exclude charges (recoveries) of restructuring charges, net and certain tax adjustments; and
•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2011	2010	2011	2010
	(unaudited)

Fee revenue	$186,489	$146,742	$546,951	$403,690
Reimbursed out-of-pocket engagement expenses	7,620	6,158	23,524	19,054

Total revenue	194,109	152,900	570,475	422,744

Compensation and benefits	126,088	102,654	373,851	295,115
General and administrative expenses	31,534	31,635	87,512	86,853
Out-of-pocket engagement expenses	12,756	9,837	38,092	28,090
Depreciation and amortization	3,239	2,755	9,351	8,444
Restructuring (reductions) charges, net	—	(364)	2,130	20,593

Total operating expenses	173,617	146,517	510,936	439,095

Operating income (loss)	20,492	6,383	59,539	(16,351)

Interest and other income, net	1,547	893	895	5,364

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	22,039	7,276	60,434	(10,987)
Income tax provision (benefit)	8,598	(244)	23,407	(6,730)
Equity in earnings of unconsolidated subsidiaries, net	534	390	1,508	639

Net income (loss)	$13,975	$7,910	$38,535	$(3,618)

Earnings (loss) per common share:
Basic	$0.31	$0.18	$0.86	$(0.08)

Diluted	$0.30	$0.17	$0.84	$(0.08)

Weighted-average common shares outstanding:
Basic	45,349	44,622	45,040	44,290

Diluted	46,720	45,811	46,026	44,290

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Nine Months Ended
	January 31,				January 31,
	2011		2010	% Change	2011		2010	% Change
Fee Revenue:
Executive recruitment:
North America	$94,991		$70,187	35%	$279,032		$193,709	44%
EMEA	40,068		36,643	9%	113,760		101,240	12%
Asia Pacific	20,445		16,503	24%	65,685		42,437	55%
South America	7,638		5,829	31%	23,602		16,396	44%

Total executive recruitment	163,142		129,162	26%	482,079		353,782	36%
Futurestep	23,347		17,580	33%	64,872		49,908	30%

Total fee revenue	186,489		146,742	27%	546,951		403,690	35%
Reimbursed out-of-pocket engagement expenses	7,620		6,158	24%	23,524		19,054	23%

Total revenue	$194,109		$152,900	27%	$570,475		$422,744	35%

		Margin		Margin		Margin		Margin
Adjusted Operating Income (Loss): (Excluding Restructuring Charges)
Executive recruitment:
North America	$21,650	22.8%	$13,353	19.0%	$60,580	21.7%	$28,810	14.9%
EMEA	3,360	8.4%	2,935	8.0%	9,066	8.0%	5,909	5.8%
Asia Pacific	2,487	12.2%	1,203	7.3%	7,117	10.8%	2,239	5.3%
South America	1,559	20.4%	1,010	17.3%	6,136	26.0%	1,526	9.3%

Total executive recruitment	29,056	17.8%	18,501	14.3%	82,899	17.2%	38,484	10.9%
Futurestep	1,268	5.4%	191	1.1%	3,341	5.2%	(483)	(1.0%)
Corporate (1)	(9,832)		(12,673)		(24,571)		(33,759)

Total adjusted operating income (loss)	$20,492	11.0%	$6,019	4.1%	$61,669	11.3%	$4,242	1.1%

Restructuring (Reductions) Charges, net:
Executive recruitment:
North America	$—	0.0%	$—	0.0%	$(340)	(0.1%)	$(1,279)	(0.6%)
EMEA	—	0.0%	—	0.0%	2,569	2.3%	24,798	24.5%
Asia Pacific	—	0.0%	—	0.0%	—	0.0%	87	0.2%
South America	—	0.0%	—	0.0%	—	0.0%	(173)	(1.1%)

Total executive recruitment	—	0.0%	—	0.0%	2,229	0.5%	23,433	6.6%
Futurestep	—	0.0%	(364)	(2.1%)	(99)	(0.1%)	(2,840)	(5.7%)
Corporate	—		—		—		—

Total restructuring (reductions) charges, net	$—	0.0%	$(364)	(0.2%)	$2,130	0.4%	$20,593	5.2%

		Margin		Margin		Margin		Margin
Operating Income (Loss):
Executive recruitment:
North America	$21,650	22.8%	$13,353	19.0%	$60,920	21.8%	$30,089	15.5%
EMEA	3,360	8.4%	2,935	8.0%	6,497	5.7%	(18,889)	(18.7%)
Asia Pacific	2,487	12.2%	1,203	7.3%	7,117	10.8%	2,152	5.1%
South America	1,559	20.4%	1,010	17.3%	6,136	26.0%	1,699	10.4%

Total executive recruitment	29,056	17.8%	18,501	14.3%	80,670	16.7%	15,051	4.3%
Futurestep	1,268	5.4%	555	3.2%	3,440	5.3%	2,357	4.7%
Corporate (1)	(9,832)		(12,673)		(24,571)		(33,759)

Total operating income (loss)	$20,492	11.0%	$6,383	4.3%	$59,539	10.9%	$(16,351)	(4.1%)

(1)	Lower net expenses primarily related to the change in amounts due under deferred compensation plans determined by an increase (or decrease) in market values, and adjustment to the fair value of contingent consideration for a prior acquisition, totaling $1.1 million and $4.9 million during the three and nine months ended January 31, 2011 compared to the three and nine months ended January 31, 2010, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	January 31,	April 30,
	2011	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$181,309	$219,233
Marketable securities	19,949	4,114
Receivables due from clients, net of allowance for doubtful accounts of $9,081 and $5,983, respectively	137,408	107,215
Income taxes and other receivables	11,859	6,292
Deferred income taxes	16,251	20,844
Prepaid expenses and other assets	27,898	23,166

Total current assets	394,674	380,864

Marketable securities, non-current	102,301	73,105
Property and equipment, net	39,903	24,963
Cash surrender value of company owned life insurance policies, net of loans	73,257	69,069
Deferred income taxes	62,385	59,742
Goodwill	176,988	172,273
Intangible assets, net	23,697	25,425
Investments and other assets	34,312	21,657

Total assets	$907,517	$827,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$11,072	$11,148
Income taxes payable	11,786	6,323
Compensation and benefits payable	143,037	131,550
Other accrued liabilities	45,300	49,062

Total current liabilities	211,195	198,083

Deferred compensation and other retirement plans	128,552	123,794
Other liabilities	24,518	13,879

Total liabilities	364,265	335,756

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 58,958 and 57,614 shares issued and 46,817 and 45,979 shares outstanding, respectively	398,618	388,717
Retained earnings	128,455	90,220
Accumulated other comprehensive income, net	16,701	12,934

Stockholders’ equity	543,774	491,871
Less: notes receivable from stockholders	(522)	(529)

Total stockholders’ equity	543,252	491,342

Total liabilities and stockholders’ equity	$907,517	$827,098

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Three Months Ended
	January 31, 2011			January 31, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$186,489		$186,489	$146,742		$146,742
Reimbursed out-of-pocket engagement expenses	7,620		7,620	6,158		6,158

Total revenue	194,109		194,109	152,900		152,900

Compensation and benefits	126,088		126,088	102,654		102,654
General and administrative expenses	31,534		31,534	31,635		31,635
Out-of-pocket engagement expenses	12,756		12,756	9,837		9,837
Depreciation and amortization	3,239		3,239	2,755		2,755
Restructuring reductions, net	—	—	—	(364)	364	—

Total operating expenses	173,617	—	173,617	146,517	364	146,881

Operating income	20,492	—	20,492	6,383	(364)	6,019

Interest and other income, net	1,547		1,547	893		893

Income before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	22,039	—	22,039	7,276	(364)	6,912
Income tax provision (benefit) (1) (2)	8,598	—	8,598	(244)	2,698	2,454
Equity in earnings of unconsolidated subsidiaries, net	534		534	390		390

Net income	$13,975	$—	$13,975	$7,910	$(3,062)	$4,848

Earnings per common share:
Basic	$0.31		$0.31	$0.18		$0.11

Diluted	$0.30		$0.30	$0.17		$0.11

Weighted-average common shares outstanding:
Basic	45,349		45,349	44,622		44,622

Diluted	46,720		46,720	45,811		45,811

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 39% and 36%, adjusted for the three months ended January 31, 2011 and 2010, respectively.

(2)	The three months ended January 31, 2010 includes reversal of a reserve previously taken against an uncertain tax position and an increased valuation allowance related to cash repatriations and foreign tax credits.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
(in thousands, except per share amounts)
(unaudited)

	Nine Months Ended			Nine Months Ended
	January 31, 2011			January 31, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$546,951		$546,951	$403,690		$403,690
Reimbursed out-of-pocket engagement expenses	23,524		23,524	19,054		19,054

Total revenue	570,475		570,475	422,744		422,744

Compensation and benefits	373,851		373,851	295,115		295,115
General and administrative expenses	87,512		87,512	86,853		86,853
Out-of-pocket engagement expenses	38,092		38,092	28,090		28,090
Depreciation and amortization	9,351		9,351	8,444		8,444
Restructuring charges, net	2,130	(2,130)	—	20,593	(20,593)	—

Total operating expenses	510,936	(2,130)	508,806	439,095	(20,593)	418,502

Operating income (loss)	59,539	2,130	61,669	(16,351)	20,593	4,242

Interest and other income, net	895		895	5,364		5,364

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	60,434	2,130	62,564	(10,987)	20,593	9,606
Income tax provision (benefit) (1) (2)	23,407	821	24,228	(6,730)	10,140	3,410
Equity in earnings of unconsolidated subsidiaries, net	1,508		1,508	639		639

Net income (loss)	$38,535	$1,309	$39,844	$(3,618)	$10,453	$6,835

Earnings (loss) per common share:
Basic	$0.86		$0.88	$(0.08)		$0.15

Diluted	$0.84		$0.87	$(0.08)		$0.15

Weighted-average common shares outstanding:
Basic	45,040		45,040	44,290		44,290

Diluted	46,026		46,026	44,290		45,209

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 39% and 36%, adjusted for the nine months ended January 31, 2011 and 2010, respectively.

(2)	The nine months ended January 31, 2010 includes reversal of a reserve previously taken against an uncertain tax position and an increased valuation allowance related to cash repatriations and foreign tax credits.